EXHIBIT 10.2

THIS 12% CONVERTIBLE NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY, EXCEPT IN CONNECTION WITH SALES IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER THE ACT, REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

TOMI ENVIRONMENTAL SOLUTIONS, INC.

12% Convertible Note

November ____, 2023	Frederick, Maryland

FOR VALUE RECEIVED, TOMI Environmental Solutions, Inc., a Florida corporation (the "Company"), hereby absolutely and unconditionally promises to pay to the order of ____________________________ or its successors or assigns (the "Lender," which term shall include the holder, from time to time, of this Note (as defined below)), the principal amount of ___________________ Dollars ($___________) in legal tender of the United States, together with simple interest (computed on the basis of a 360-day year of twelve 30-day months for actual days elapsed) on such principal amount outstanding from time to time at the rate of twelve percent (12.0%) per annum. In the event of an Event of Default (as defined below), the total unpaid indebtedness under this Convertible Promissory Note (this ''Note") shall bear simple interest, retroactive to date of issuance, at a rate of fifteen percent (15%) per annum.

This Note is being issued pursuant to the Securities Purchase Agreement, dated on or about the date hereof, by and among the Company and certain investors party to such agreement (the “Securities Purchase Agreement”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Securities Purchase Agreement entered into by the holders of the Notes.

1. Repayments and Prepayments.

(a) Subject to Sections 2(a) and 3(a) hereof, all of the outstanding principal and all other amounts owing under this Note shall be due and payable on the fifth (5th) anniversary of the issue date set forth above, and the simple interest (computed on the basis of a 360-day year of twelve 30-day months for actual days elapsed) on such principal amount outstanding shall be due and payable in equal monthly installments to an account designated by the holder.

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(b) With at least fifteen (15) days prior written notice to the Lender, the Company may prepay this Note at any time, either in whole or in part, without penalty.

(c) All payments received under this Note shall be applied first to costs, expenses and other amounts incurred in connection with the collection of this Note (other than principal and interest), then to accrued interest on the date of payment, and then to the outstanding principal balance of this Note.

(d) All payments of principal and interest shall be made to the holder of this Note not later than 1:00 p.m. (Eastern Time) on the date and at the place of payment designated by the holder hereof as aforesaid, and any payment received on such date but after such hour shall be deemed to have been paid to and received by the holder hereof on the next succeeding business day. If the date on which any payment is required to be made pursuant to this Note is not a business day, then such payment shall be due and payable on the next succeeding date which is not a Saturday, Sunday or legal holiday and such extension of time shall be included in computing interest. All payments hereunder shall be made without reduction, and shall not be subject to any claim or offset of any kind or nature whatsoever.

(e) This Note and all other 12% Convertible Notes issued by the Company shall, pari passu, rank senior to all other indebtedness incurred by the Company other than leases and short term debt incurred in the normal operation of the Company.

2. Conversion. The outstanding principal amount owing under this Note shall be convertible into equity securities of the Company as follows:

(a) Optional Conversion. At any time, so long as a Fundamental Change (as defined below) has not yet occurred, at the written election of the Lender, all or any part of the outstanding principal amount of this Note shall be converted into that number of shares of the Company's Common Stock, equal to the quotient obtained by dividing (A) the outstanding principal amount of this Note by (B) one dollar and twenty five cents ($1.25) per share, as adjusted (the “Conversion Price”), provided that the Conversion Price shall not in any event, exceed one dollar and fifty five cents ($1.55) per share. The Company covenants that it shall use its reasonable efforts to cause a sufficient number of shares of Common Stock issuable upon conversion of this Note to be authorized in the Company's Articles of Incorporation, and reserved for issuance prior to any such conversion; provided, however, that if a sufficient number of such shares is not authorized and reserved at the time of such election, the conversion shall be delayed until the proper number of shares is authorized and reserved, with the Company then obligated to use its best efforts to cause a sufficient number of shares to be authorized and reserved as soon as practicable.

(b) Mandatory Conversion. Upon the occurrence of any of the following, the Company shall, subject to applicable law, have the right at its sole option, to cause all or a portion of the then outstanding principal amount of the Note to be automatically converted into shares of Common Stock on notice to the holder of this Note, at the then existing Conversion Price:

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(i) At any time after ninety (90) days from the original date of this Note, if the closing sale price of the shares of Common Stock on the public market equals or exceeds one dollar and fifty five cents ($1.55) for at least twenty (20) trading days (whether or not consecutive) in a period of thirty (30) consecutive trading days immediately preceding the day on which the Company notifies the holder of this Note.

(ii) In the event of a Fundamental Change prior to the conversion or full repayment of this Note, the Company shall have the right on notice to the holder of this Note, to convert the principal amount into shares of Common Stock at the then existing Conversion Price. The Company shall give the Lender written notice of the Fundamental Change at least ten (10) days prior to the consummation thereof. For purposes hereof, a "Fundamental Change" shall mean any one of the following: (a) the sale by the Company's stockholders of 50% or more of the Company's voting capital stock outstanding in any transaction or series of related transactions; (b) the consummation of a reorganization, merger or consolidation of the Company in any transaction or series of related transactions, unless in any such case all or substantially all of the individuals and entities who were the beneficial owners of the Company's capital stock immediately prior thereto beneficially own, directly or indirectly, more than 50% of the voting power of the surviving or resulting corporation (or if the surviving or resulting corporation is a wholly-owned subsidiary of another corporation immediately following such reorganization, merger or consolidation, the parent corporation of such surviving or resulting corporation); (c) the complete liquidation or dissolution of the Company; or (d) the consummation of a sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, of all or substantially all of the assets of the Company to a third party; provided that in no event shall a Fundamental Change be deemed to have occurred solely as a result of (x) a sale by the Company of equity securities in transactions the primary purpose of which is to raise capital for the Company's operations and activities, including without limitation a public offering or (y) any reduction (other than a transaction described in clause (a) above) in ownership of the Company's outstanding Common Stock or voting securities by stockholders of the Company as of the date of this Note (or their affiliates).

(c) Mechanics of Conversion. In connection with such conversion of this Note pursuant to Section 2(a) or (b), the Lender shall surrender this Note, duly endorsed without recourse, representation or warranty, at the principal office of the Company. At its expense, the Company shall, as soon as practicable thereafter, issue and deliver to the Lender at such principal office a certificate or certificates for the Common Stock (bearing such legends as may be required or advisable in the reasonable opinion of counsel to the Company), together with a check payable to the Lender for any cash amounts payable as described in Section 2(d) below, plus all accrued but unpaid interest to such date and all other amounts owing hereunder.

(d) No Fractional Shares. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Lender upon the conversion of this Note, the Company shall pay to the Lender an amount in cash equal to the product obtained by multiplying the conversion price applied to effect such conversion by the fraction of a share not issued pursuant to the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified in this Note, the Company shall be released from all of its obligations and liabilities under this Note.

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3. Events of Default. Upon the occurrence of any Event of Default, and the written election of the Lender (except as provided below), the entire unpaid principal balance of this Note and all of the unpaid interest accrued thereon and all amounts owing hereunder shall be immediately due and payable and the Lender shall have all legal and equitable rights of holders of unsecured debt instruments, whether at law, in equity or under this Note (provided that such principal, interest and other amounts shall become immediately due and payable if an Event of Default listed in clause (ii) below shall occur). For purposes of this Note, the following events shall each constitute an "Event of Default": (i) failure to pay any amount owing by the Company hereunder when due and payable, which breach or violation is not cured within ten (10) days after written notice of such default from the Lender, (ii) the initiation of any bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation or dissolution by or against the Company, or a general assignment of assets by the Company for the benefit of creditors, (iii) the material breach of any representation or warranty of the Company contained in this Note at the time when such representation or warranty is made, which breach or violation is not cured within ten (10) days after written notice of such breach from the Lender, (iv) the breach by the Company of any of the covenants set forth in this Note, which breach or violation is not cured within ten (10) days after written notice of such breach from the Lender, or (v) any of the Company's indebtedness for borrowed money (or any guaranty by the Company thereof) is accelerated as a result of a default or breach of or under any agreement for such borrowed money, including but not limited to loan, credit or reimbursement agreements, or any default shall occur thereunder which entitles the holder thereof to so accelerate such indebtedness, or material breach under any real property lease agreements and capital equipment lease agreements by which the Company is bound or obligated.

No remedy herein conferred upon the Lender is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and in addition to every other remedy hereunder, now or hereafter existing at law or in equity or otherwise.

4. Notices.

(a) All notices, reports and other communications required or permitted hereunder shall be in writing and may be delivered in person, by facsimile or email with written confirmation, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed (i) if to the Lender, at the Lender's address set forth in the Company's corporate records (or such other address as the Lender shall have properly furnished the Company in writing), and (ii) if to the Company, at 8430 Spires Way, Frederick, Maryland 21701 (or such other address as the Company shall have properly furnished the Lender in writing), attention: Corporate Secretary.

(b) Each such notice, report or other communication shall for all purposes under this Note be treated as effective or having been given when delivered if delivered personally or, if sent by mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or, if sent by overnight delivery service, the next business day, or, if sent by facsimile or email with written or electronic confirmation, at the earlier of(i) twenty-four (24) hours after confirmation of transmission by the sending facsimile machine or computer or (ii) delivery of written confirmation.

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5. Representations and Warranties of the Company. In connection with the transactions provided for herein, the Company hereby represents and warrants to the Lender that:

(a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

(b) All corporate action on the part of the Company, its officers, directors, and stockholders necessary for the authorization, execution, and delivery of this Note, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance and delivery of the Note, and the equity securities issuable hereunder and thereunder (collectively, the "Securities") has been taken; provided, however, that the Company has not reserved for issuance under its Articles of Incorporation, as amended, the Common Stock issuable upon conversion of this Note.

(c) This Note has been duly and validly executed by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

(d) The Securities, when issued, sold, and delivered in accordance with the terms of this Note for the consideration expressed therein, shall be duly and validly issued, fully paid, and nonassessable and will be issued in compliance with all applicable federal and state securities laws.

(e) Except as required to comply with applicable securities law exemptions from registration, no consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Company in connection with, and, the Company is not required to offer any third-party the right to make a loan upon the same terms as provided for in this Note as a result of, the execution and delivery of this Note or the performance of the Company's obligations hereunder or thereunder.

(f) The execution, delivery and performance of this Note by the Company does not and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of any mortgage, lien or other security arrangement, or any agreement, instrument, order, judgment, decree or any other similar restriction, to which the Company is a party or is otherwise bound, except for such conflict or breach that would not reasonably result in a Material Adverse Effect.

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6. Miscellaneous.

(a) Without the prior written consent of the Lender, (i) the obligations of the Company and the rights of the Lender under this Note may not be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and (ii) the Company may not enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Note. Neither this Note nor any provisions hereof may be changed, amended, waived, discharged or terminated orally, but only by a signed statement in writing executed by the Lender.

(b) No failure or delay by the Lender to exercise any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege. The provisions of this Note are severable and if any one provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, such invalidity or unenforceability shall affect only such provision in such jurisdiction. This Note expresses the entire understanding of the parties with respect to the transactions contemplated hereby. The Company and every endorser and guarantor of this Note, regardless of the time, order or place of signing hereby, waives presentment, demand, protest, diligence of collection and notice of every kind, and assents to any extension or postponement of the time for payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable.

(c) If Lender retains an attorney for collection, restructuring or any "work-out" of this Note, or if any suit or proceeding is brought for the recovery of all, or any part of, or for protection of the indebtedness represented by this Note, then the Company agrees to pay all costs and expenses of the suit or proceeding, or any appeal thereof, incurred by the Lender, including without limitation, reasonable attorneys' fees.

(d) This Note shall for all purposes be governed by, and construed in accordance with the laws of the State of New York (without reference to its conflicts of law principles), and the Company consents to the exclusive jurisdiction of the state and federal courts located in the State of New York, and waives any argument that such forum is not convenient.

(e) This Note shall be binding upon the Company's successors and assigns, and shall inure to the benefit of the Lender's successors and assigns. This Note may not be assigned by the Company.

(f) Time is of the essence with respect to the performance of the obligations of the Company under this Note.

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(g) In no event shall the interest rate and other charges under this Note exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Lender has received interest and other charges under this Note in excess of the highest permissible rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the outstanding principal amount hereunder and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there is no outstanding principal amount under this Note, the Lender shall refund such excess to the Company.

(h) The Company represents and warrants to the Lender that the indebtedness evidenced by this Note is with respect to an exempt transaction under the Truth-In-Lending Act, 15 U.S.C. 1601 et seq.

(i) The Company covenants that it shall take all reasonable actions within its control to incorporate all shares of Common Stock issuable upon conversion of this Note into that certain Registration Rights Agreement, dated as of November ___, 2023, as amended, among the Company and the investors party thereto.

(j) The Company hereby covenants and agrees that the proceeds received by the Company in return for the issuance of this Note shall be used for working capital and general corporate purposes of the Company.

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IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized officer to take effect as of the date first hereinabove written.

TOMI ENVIRONMENTAL SOLUTIONS, INC.

By:

Name:

Title:

[Signature Page to 12% Convertible Note]